                                                                    EXHIBIT 99.1

VA LINUX SYSTEMS REPORTS RESULTS FOR THIRD FISCAL QUARTER, 2001

FREMONT, Calif.--(BUSINESS WIRE)--May 22, 2001--VA Linux Systems, Inc. (NASDAQ:
LNUX news), the expert provider of Linux and Open Source solutions, today reported revenue of $20.3 million for its third fiscal quarter, 2001, ended April 28, compared to revenue of $34.6 million in the same quarter of fiscal 2000. Net loss for the quarter, on a pro forma basis, excluding non-cash and non-recurring charges, was ($0.38) per share. In the same quarter last year the Company reported a pro forma loss per share of ($0.13). Revenue and net loss per share results were slightly better than indicated in the Company's press release dated April 26.

VA Linux Systems also reported a non-recurring restructuring charge of $46.8 million in the quarter. $33.8 million related to the acceleration of deferred stock compensation amortization, $4.9 million of the charge represented cash expenditures and the balance was comprised of other non-cash charges. VA Linux Systems had approximately $100 million of cash and marketable securities at the end of the quarter.

"The difficult current market environment has significantly impacted our financial results," said VA Linux Systems CEO Larry M. Augustin. "The market is very challenging and the competitive environment is very aggressive. Our focus is on ensuring that we come out of this slowdown strong and well positioned to resume growth. We are balancing cost reductions and management structure improvements with the introduction of exciting new products and services. We have a strong cash position and are confident that we will successfully navigate the current business conditions."

Notable Quarterly Highlights:

        - Servers. VA Linux introduced its next generation of high-performance 2U servers in the VA Linux 2200 series in April. The three new servers offer advanced remote management capabilities using VACM(TM), VA's Open Source cluster management software, and augment VA's industry-leading line of ultradense 1U and 2U rack-optimized Linux servers. Also, on May 1, VA Linux announced availability of the ultradense VA Linux 1221 server -- a full-featured, high-performance 1U Linux server, also offering remote management capabilities with VACM.

        - Clusters. In March VA Linux introduced the VA Linux 100 -- a powerful remote management solution for 1U server farms. Leveraging VACM, the VA Linux 100 turns racks of VA Linux 1U servers into unified server arrays and enables systems administrators to manage them securely from anywhere in the world.

        - Storage. In late April, VA Linux announced its 9450 NAS, a robust, scalable Network Attached Storage appliance. The 9450 NAS delivers a convenient cost-effective solution for online data archiving, application server storage, and shared data storage across heterogeneous corporate networks.

        - Professional Services. In February, VA Linux's SourceForge Onsite won the Show Favorite Award for Best Productivity Application at the LinuxWorld Conference and Expo held in New York City. SourceForge Onsite is a ground-breaking subscription service, installed behind customers' corporate firewalls. It is built on the Web-based collaborative development system powering SourceForge.net, the world's largest Open Source development center.

        - Open Source Development Network (OSDN). OSDN and BRIE, the Berkeley Roundtable on the International Economy, held a successful symposium "Rethinking Business in Light of Open Source" in April in San Francisco. Panelists and attendees examined and debated the Open Source movement and how it is challenging current notions of competition, collaboration and intellectual property in businesses across the globe. OSDN, a subsidiary of VA Linux, is the leading Linux and Open Source destination on the Internet.

        - Management. In February, Ali Jenab was named President and Chief Operating Officer of VA Linux. Mr. Jenab now has day-to-day operational responsibility for VA Linux's business. Also in February, Greg Orzech was promoted to Senior Vice President of worldwide sales. Mr. Orzech reports directly to Mr. Jenab. In March, VA Linux announced the expansion of the VA Linux NAS team with the addition of Andrew Tridgell and Jeremy Allison, the leaders of the Samba team, as well as other key Open Source developers. Samba is a popular, highly acclaimed Windows(R)-compatible file and print server for UNIX(R)used in corporate networks worldwide.

About VA Linux Systems

VA Linux Systems is the world's Linux leader. The expert provider of Linux and Open Source solutions for the Web, VA Linux offers a single point of contact for Linux servers and network-attached storage, as well as professional consulting services and support. VA Linux Systems' mission is to make its customers successful through the use of Linux and Open Source software. As part of its commitment to expanding the Open Source community, VA Linux Systems operates the Open Source Development Network (OSDN(TM)). A network of the leading Internet sites for Open Source development, distribution and discussion, OSDN includes SourceForge.net, Freshmeat.net, Slashdot.org, ThinkGeek and Linux.com. Founded in 1993 and headquartered in Fremont, California with offices across North America, Europe, Japan and Australia, VA Linux is located on the Web at www.valinux.com.

In 2000, D.H. Brown Associates rated VA Linux Systems as No. 1 in overall Linux strategy among major systems vendors.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including: statements regarding VA Linux's future financial performance and results of operations; the Company's ongoing restructuring; the Company's sales strategy and anticipated benefits from such strategy; future growth of SourceForge.net and expected benefits of SourceForge OnSite; successful adoption of Open Source technologies by large corporations; VA Linux's ability to benefit from large corporation's adoption of Open Source technologies; demand for the Company's consulting services and Open Source Development Network; and anticipated benefits from cost-cutting and other restructuring actions. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including:
VA Linux's quarterly sales cycle and fluctuation in demand for our products and services, with increased fluctuation due to VA Linux's concentration of customers in the Internet infrastructure industry; competition with, and pricing pressures from, larger, more established companies and smaller, general purpose manufacturers; VA Linux's reliance on sales of server products and its success in expanding its services business; the effectiveness of VA Linux's ongoing restructuring; VA Linux's ability to successfully attract and retain enterprise customers; market acceptance of the SourceForge collaborative development system; the possibility of further deterioration in the general economy; manufacturing and sourcing risks; the rate of growth and acceptance of Linux and the Open Source software development model; VA Linux's ability to continue to introduce new products and services, and to expand its business and operations; VA Linux's dependence upon an Open Source business model, independent third-party Linux developers, and its single source contract manufacturer and suppliers; VA Linux's reliance upon strategic relationships with other companies and its ability to negotiate and implement specific terms relating to them; the scarcity of Linux-based applications; the enforceability of the GNU General Public License; and rapid technological and market change. Investors should consult VA Linux's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended January 27, 2001, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov.

                             VA LINUX SYSTEMS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         Excluding pro forma adjustments
                      (In thousands, except per share data)

                                     Three Months Ended                      Nine Months Ended
                                -----------------------------           ----------------------------
                                April 28,           April 28,           April 28,          April 28,
                                  2001                2000                2001               2000
                                ---------           ---------           ---------          ---------
                                         (unaudited)                             (unaudited)
Net revenues                    $ 20,334             $34,595            $118,909            $69,634
Cost of revenues
    (2)(6)                        21,721              28,439             100,831             58,682
                                --------             -------            --------            -------
   Gross margin                   (1,387)              6,156              18,078             10,952

Operating expenses:
  Sales and
   marketing (3)                   9,690               7,593              32,715             18,772
  Research and
   development                     4,817               2,985              14,389              8,191
  General and
   administrative
    (4)                            4,787               2,071              15,751              5,224
                                --------             -------            --------            -------
     Total
      operating
      expenses
       (1)(6)                   19,294               12,649               62,855               32,187
                              --------             --------             --------             --------
Loss from
 operations                    (20,681)              (6,493)             (44,777)             (21,235)
Interest and other
 income, net                     1,701                1,996                5,394                3,233
                              --------             --------             --------             --------
Net loss                      $(18,980)            $ (4,497)            $(39,383)            $(18,002)
                              ========             ========             ========             ========

Pro forma basic
 and diluted net
 loss per share               $  (0.38)            $  (0.13)            $  (0.83)            $  (0.57)

Pro forma basic
 and diluted
 weighted-average
 shares
 outstanding (5)                49,629               35,313               47,686               31,367


(1) Excludes amortization of goodwill and intangible assets, amortization of compensation expense related to acquisitions, amortization of deferred stock compensation, restructuring costs and other special charges, the write-off of in-process research and development, and the dividend related to convertible preferred stock.

(2) Excludes a one-time inventory provision of $14 million in the nine months ended April 28, 2001 to establish a reserve for excess material.

(3) Excludes $997,000 of non-cash expense for stock grants to consultants in the nine months ended April 28, 2000.

(4) Excludes a one-time provision for bad debt of $2.5 million in the nine months ended April 28, 2001.

(5) Pro forma basic and diluted weighted-average shares for the nine months ended April 28, 2000 includes the conversion of convertible preferred stock using the if-converted method into an equivalent number of common shares as if the shares had been converted on the dates of issuance.

(6) Excludes a total of $46.8 million of restructuring costs and other special charges, of which $3.4 million was in cost of revenues and $43.4 million was in operating expenses. $41.9 million out of the $46.8 million was for non-cash charges.

                             VA LINUX SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                      Three Months Ended                          Nine Months Ended
                                -------------------------------            -------------------------------
                                April 28,             April 28,            April 28,             April 28,
                                  2001                  2000                 2001                  2000
                                ---------             ---------            ---------             ---------
                                          (unaudited)                                (unaudited)
Net revenues                    $  20,334             $ 34,595             $ 118,909             $ 69,634
Cost of revenues                   25,129               28,439               118,239               58,682
                                ---------             --------             ---------             --------
   Gross margin                    (4,795)               6,156                   670               10,952

Operating expenses:
  Sales and
   marketing                        9,690                7,593                32,715               19,769
  Research and
   development                      4,817                2,985                14,389                8,191
  General and
   administrative                   4,787                2,071                18,251                5,224
  Restructuring
   costs and other
   special charges                 43,386                   --                43,386                   --
  Amortization of
   deferred stock
   compensation                     2,694                4,586                 8,082               11,699
  Amortization of
   compensation
   expense related
   to acquisitions                 17,217                5,656                53,008                5,656
  Amortization of
   goodwill and
   intangible assets               23,970                1,889                71,383                1,889
  Write-off of
   in-process
   research
   and development                     --                4,000                    --                4,000
                                ---------             --------             ---------             --------
    Total operating
     expenses                     106,561               28,780               241,214               56,428
                                ---------             --------             ---------             --------
Loss from operations             (111,356)             (22,624)             (240,544)             (45,476)
Interest and other
 income, net                        1,701                1,996                 5,394                3,233
                                ---------             --------             ---------             --------
Net loss                        $(109,655)            $(20,628)            $(235,150)            $(42,243)
                                =========             ========             =========             ========
Dividend related to
 convertible
 preferred stock                       --                   --                    --               (4,900)
                                ---------             --------             ---------             --------
Net loss
 attributable to
 common
 stockholders                   $(109,655)            $(20,628)            $(235,150)            $(47,143)
                                =========             ========             =========             ========

Basic and diluted
 net loss per share             $   (2.21)            $  (0.58)            $   (4.93)            $  (2.14)

Weighted-average
 shares
 outstanding:
Basic and diluted                  49,629               35,313                47,686               22,029

                             VA LINUX SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                             April 28, 2001         July 28, 2000
                                             --------------         -------------
                                              (unaudited)
                                     ASSETS

Current assets:
  Cash and cash equivalents                     $  67,002             $ 123,849
  Marketable securities                            32,099                52,433
  Accounts receivable, net                         14,847                31,842
  Inventories                                       8,268                 1,018
  Prepaid expenses and
   other current assets                             8,931                 2,156
                                                ---------             ---------
    Total current assets                          131,147               211,298
Property and equipment, net                        20,116                10,316
Goodwill and intangible assets, net               296,554               362,744
Other assets                                        1,355                   741
                                                ---------             ---------
                                                $ 449,172             $ 585,099
                                                =========             =========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $  16,530             $  26,715
  Accrued liabilities and other                    15,186                11,285
  Current portion of loans
   and notes payable                                  863                 1,568
                                                ---------             ---------
    Total current liabilities                      32,579                39,568
Notes payable, net of
 current portion                                      294                 1,104
Other long-term liabilities                         1,406                   552

Stockholders' equity:
  Common stock                                         54                    52
  Additional paid-in capital                      772,862               763,175
  Deferred stock compensation                     (11,969)             (109,686)
  Accumulated other
   comprehensive loss                              (1,285)                  (47)
  Accumulated deficit                            (344,769)             (109,619)
                                                ---------             ---------
    Total stockholders' equity                    414,893               543,875
                                                ---------             ---------
                                                $ 449,172             $ 585,099
                                                =========             =========